NEWS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: Michael J. Blodnick
(406) 751-4701
Randall M. Chesler
(406) 751-4722
Ron J. Copher
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2016

3rd Quarter 2016 Highlights:

•	Record earnings of $31.0 million for the current quarter, an increase $1.4 million, or 5 percent, over the prior year third quarter net income of $29.6 million.

•	Current quarter diluted earnings per share of $0.40, an increase of 3 percent from the prior year third quarter diluted earnings per share of $0.39.

•	Organic loan growth of $165 million, or 12 percent annualized for the current quarter.

•	Net interest margin of 4.00 percent as a percentage of earning assets, on a tax equivalent basis, for the current quarter compared to 3.96 percent in the prior year third quarter.

•
Dividend declared of $0.20 per share, an increase of $0.01 per share, or 5 percent, over the prior year third quarter. The dividend was the 126th consecutive quarterly dividend declared by the Company.

•	The Company successfully completed the fourth phase of the consolidation of its bank divisions’ core database systems into our new “Gold Bank” core database system.

•	The Company completed the acquisition of Treasure State Bank based in Missoula, Montana.

Year-to-Date 2016 Highlights:

•	Net income of $90.1 million for the first nine months of 2016, an increase of 4 percent over $86.6 million for the same period in the prior year.

•	Diluted earnings per share of $1.18, an increase of 3 percent from the first nine months of the prior year diluted earnings per share of $1.15.

•	Organic loan growth of $465 million, or 12 percent annualized for the first nine months of the current year.

•	Net interest margin of 4.02 percent as a percentage of earning assets, on a tax equivalent basis, for the first nine months of the current year compared to 3.99 percent for the same period last year.

Financial Highlights

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Sep 30, 2015	Sep 30, 2016	Sep 30, 2015
Operating results
Net income	$30,957	30,451	28,682	29,614	90,090	86,619
Basic earnings per share	$0.40	0.40	0.38	0.39	1.18	1.15
Diluted earnings per share	$0.40	0.40	0.38	0.39	1.18	1.15
Dividends declared per share	$0.20	0.20	0.20	0.19	0.60	0.56
Market value per share
Closing	$28.52	26.58	25.42	26.39	28.52	26.39
High	$29.99	27.68	26.34	29.88	29.99	30.08
Low	$25.49	24.31	22.19	24.33	22.19	22.27
Selected ratios and other data
Number of common stock shares outstanding	76,525,402	76,171,580	76,168,388	75,532,082	76,525,402	75,532,082
Average outstanding shares - basic	76,288,640	76,170,734	76,126,251	75,531,923	76,195,550	75,424,147
Average outstanding shares - diluted	76,350,873	76,205,069	76,173,417	75,586,453	76,247,051	75,469,355
Return on average assets (annualized)	1.34%	1.34%	1.28%	1.36%	1.32%	1.37%
Return on average equity (annualized)	10.80%	10.99%	10.53%	10.93%	10.77%	10.90%
Efficiency ratio	55.84%	56.10%	56.53%	54.32%	56.15%	55.01%
Dividend payout ratio	50.00%	50.00%	52.63%	48.72%	50.85%	48.70%
Loan to deposit ratio	77.53%	76.92%	74.65%	73.68%	77.53%	73.68%
Number of full time equivalent employees	2,207	2,210	2,184	2,040	2,207	2,040
Number of locations	142	143	144	133	142	133
Number of ATMs	166	167	167	158	166	158

KALISPELL, MONTANA, October 20, 2016 - Glacier Bancorp, Inc. (Nasdaq: GBCI) reported net income of $31.0 million for the current quarter, an increase of $1.4 million, or 5 percent, from the $29.6 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.40 per share, an increase of $0.01, or 3 percent, from the prior year third quarter diluted earnings per share of $0.39. Included in the current quarter was $228 thousand of acquisition-related expenses and $1.4 million of expenses related to the Company’s consolidation of its bank divisions’ core database systems (Core Consolidation Project or “CCP”) including expenses related to the re-issuance of debit cards with chip technology. As of September 30, 2016, the Company had completed the CCP conversion project for ten of its thirteen bank divisions. “We again delivered a very good quarter as we reported record earnings, excellent organic loan growth, and a 4 percent net interest margin,” said Mick Blodnick, President and Chief Executive Officer.  “In addition, we are in the final stage of our two year core consolidation project and will have all our Banks, including Treasure State Bank on our new “Gold Bank” platform by the end of October,” Blodnick said.

Net income for the nine months ended September 30, 2016 was $90.1 million, an increase of $3.5 million, or 4 percent, from the $86.6 million of net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of 2016 was $1.18 per share, an increase of $0.03, or 3 percent, from the diluted earnings per share of $1.15 for the same period in the prior year.

On August 31, 2016, the Company completed the acquisition of Treasure State Bank (“TSB”) based in Missoula, Montana which marks the Company’s 18th acquisition since 2000 and its sixth announced transaction in the past three years.

The Company’s results of operations and financial condition include the acquisition of TSB from the acquisition date and the following table provides information on the fair value of selected classifications of assets and liabilities acquired:

(Dollars in thousands)	August 31, 2016
Total assets	$76,165
Loans receivable	51,875
Non-interest bearing deposits	13,005
Interest bearing deposits	45,359
Federal Home Loan Bank advances	3,260

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Cash and cash equivalents	$251,413	160,333	193,253	242,835	91,080	58,160	8,578
Investment securities, available-for-sale	2,292,079	2,487,955	2,610,760	2,530,994	(195,876)	(318,681)	(238,915)
Investment securities, held-to-maturity	679,707	680,574	702,072	651,822	(867)	(22,365)	27,885
Total investment securities	2,971,786	3,168,529	3,312,832	3,182,816	(196,743)	(341,046)	(211,030)
Loans receivable
Residential real estate	696,817	672,895	688,912	644,694	23,922	7,905	52,123
Commercial real estate	2,919,415	2,773,298	2,633,953	2,500,952	146,117	285,462	418,463
Other commercial	1,303,241	1,258,227	1,099,564	1,080,715	45,014	203,677	222,526
Home equity	435,935	431,659	420,901	412,256	4,276	15,034	23,679
Other consumer	240,554	242,538	235,351	237,802	(1,984)	5,203	2,752
Loans receivable	5,595,962	5,378,617	5,078,681	4,876,419	217,345	517,281	719,543
Allowance for loan and lease losses	(132,534)	(132,386)	(129,697)	(130,768)	(148)	(2,837)	(1,766)
Loans receivable, net	5,463,428	5,246,231	4,948,984	4,745,651	217,197	514,444	717,777
Other assets	630,248	624,349	634,163	592,997	5,899	(3,915)	37,251
Total assets	$9,316,875	9,199,442	9,089,232	8,764,299	117,433	227,643	552,576

Total investment securities of $2.972 billion at September 30, 2016 decreased $197 million, or 6 percent, during the current quarter. The decrease in the investment portfolio resulted from the Company redeploying the investment securities portfolio cash flow into the Company’s higher yielding loan portfolio. Investment securities represented 32 percent of total assets at September 30, 2016 compared to 36 percent of total assets at December 31, 2015 and 36 percent at September 30, 2015.

Excluding the acquisition of TSB, the loan portfolio grew $165 million, or 12 percent annualized, during the current quarter. Excluding the acquisition, the loan category with the largest increase was commercial real estate which increased $121 million, or 4 percent. Excluding the TSB acquisition and the acquisition of Cañon National Bank (“Cañon”) in October 2015, the loan portfolio increased $508 million, or 10 percent, since September 30, 2015 with $283 million and $198 million of the increase coming from growth in commercial real estate and other commercial loans, respectively. “Loan growth in the third quarter continued at a solid pace led by increases in commercial construction and commercial real estate loans,” Blodnick said. “During the quarter we continued to add to our residential construction portfolio something we've been working hard at the past couple of years. We were also pleased that with the exception of commercial and industrial loans all other loan categories increased this quarter.”

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Allowance for loan and lease losses
Balance at beginning of period	$129,697	129,697	129,753	129,753
Provision for loan losses	1,194	568	2,284	1,873
Charge-offs	(5,332)	(2,532)	(7,001)	(4,671)
Recoveries	6,975	4,653	4,661	3,813
Balance at end of period	$132,534	132,386	129,697	130,768
Other real estate owned	$22,662	24,370	26,815	26,609
Accruing loans 90 days or more past due	3,299	6,194	2,131	3,784
Non-accrual loans	52,280	45,017	51,133	54,632
Total non-performing assets [1]	$78,241	75,581	80,079	85,025
Non-performing assets as a percentage of subsidiary assets	0.84%	0.82%	0.88%	0.97%
Allowance for loan and lease losses as a percentage of non-performing loans	238%	259%	244%	224%
Allowance for loan and lease losses as a percentage of total loans	2.37%	2.46%	2.55%	2.68%
Net (recoveries) charge-offs as a percentage of total loans	(0.03)%	(0.04)%	0.05%	0.02%
Accruing loans 30-89 days past due	$27,384	23,479	19,413	17,822
Accruing troubled debt restructurings	$52,578	50,054	63,590	63,638
Non-accrual troubled debt restructurings	$23,427	23,822	27,057	27,442
__________
1 As of September 30, 2016, non-performing assets have not been reduced by U.S. government guarantees of $1.5 million.

Non-performing assets at September 30, 2016 were $78.2 million, an increase of $2.7 million, or 4 percent, during the current quarter and a decrease of $6.8 million, or 8 percent, from a year ago. Early stage delinquencies (accruing loans 30-89 days past due) of $27.4 million at September 30, 2016 increased $3.9 million from the prior quarter.

The allowance loan and lease losses (“allowance”) as a percent of total loans outstanding at September 30, 2016 was 2.37 percent, a decrease of 18 basis points from 2.55 percent at December 31, 2015 and a decrease of 31 basis points from 2.68 percent at September 30, 2015 which was driven by loan growth combined with stabilized credit quality.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs (Recoveries)	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2016	$626	$478	2.37%	0.49%	0.84%
Second quarter 2016	—	(2,315)	2.46%	0.44%	0.82%
First quarter 2016	568	194	2.50%	0.46%	0.88%
Fourth quarter 2015	411	1,482	2.55%	0.38%	0.88%
Third quarter 2015	826	577	2.68%	0.37%	0.97%
Second quarter 2015	282	(381)	2.71%	0.59%	0.98%
First quarter 2015	765	662	2.77%	0.71%	1.07%
Fourth quarter 2014	191	1,070	2.89%	0.58%	1.08%

Net charge-offs for the current quarter were $478 thousand compared to net recoveries of $2.3 million for the prior quarter and net charge-offs of $577 thousand from the same quarter last year. The net recoveries and charge-offs continue to trend in the right direction with a fair amount of volatility during the quarters. There was $626 thousand of current quarter provision for loan losses, compared to no provision in the prior quarter and $826 thousand in the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Deposits
Non-interest bearing deposits	$2,098,747	1,907,026	1,918,310	1,893,723	191,721	180,437	205,024
NOW and DDA accounts	1,514,330	1,495,952	1,516,026	1,373,295	18,378	(1,696)	141,035
Savings accounts	938,547	926,865	838,274	771,719	11,682	100,273	166,828
Money market deposit accounts	1,442,602	1,403,028	1,382,028	1,350,098	39,574	60,574	92,504
Certificate accounts	975,521	1,017,681	1,060,650	1,094,565	(42,160)	(85,129)	(119,044)
Core deposits, total	6,969,747	6,750,552	6,715,288	6,483,400	219,195	254,459	486,347
Wholesale deposits	339,572	338,264	229,720	189,779	1,308	109,852	149,793
Deposits, total	7,309,319	7,088,816	6,945,008	6,673,179	220,503	364,311	636,140
Repurchase agreements	401,243	414,327	423,414	441,041	(13,084)	(22,171)	(39,798)
Federal Home Loan Bank advances	211,833	328,832	394,131	329,299	(116,999)	(182,298)	(117,466)
Other borrowed funds	5,956	4,926	6,602	6,619	1,030	(646)	(663)
Subordinated debentures	125,956	125,920	125,848	125,812	36	108	144
Other liabilities	114,789	111,962	117,579	113,541	2,827	(2,790)	1,248
Total liabilities	$8,169,096	8,074,783	8,012,582	7,689,491	94,313	156,514	479,605

Excluding the TSB acquisition, non-interest bearing deposits increased $179 million, or 9 percent, from the prior quarter which was driven by seasonal fluctuations and a strong inflow of new accounts. Excluding the TSB and Cañon acquisitions, non-interest bearing deposits increased $103 million, or 5 percent, from September 30, 2015. Excluding the TSB acquisition, core interest bearing deposits decreased $17.9 million, or 37 basis points, from the prior quarter. Excluding the TSB and Cañon acquisitions, core interest bearing deposits at September 30, 2016 increased $88 million, or 2 percent, from September 30, 2015. Wholesale deposits (i.e., brokered deposits classified as NOW, DDA, money market deposit and certificate accounts) of $340 million at September 30, 2016 increased $110 million since December 31, 2015 and increased $150 million over the prior year third quarter. A majority of the increase was driven by a need to obtain wholesale deposits necessary for an interest rate swap.

Securities sold under agreements to repurchase (“repurchase agreements”) of $401 million at September 30, 2016 decreased $13.1 million, or 3 percent, from the prior quarter and decreased $39.8 million, or 9 percent, from the prior year third quarter. Repurchase agreements fluctuated as certain customers had significant deposit cash flows. Federal Home Loan Bank (“FHLB”) advances of $212 million at September 30, 2016 decreased $117 million, or 36 percent, during the current quarter as the Company’s funding needs decreased because of the increase in non-interest deposits during the current quarter.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Common equity	$1,130,941	1,104,246	1,074,661	1,066,801	26,695	56,280	64,140
Accumulated other comprehensive income	16,838	20,413	1,989	8,007	(3,575)	14,849	8,831
Total stockholders’ equity	1,147,779	1,124,659	1,076,650	1,074,808	23,120	71,129	72,971
Goodwill and core deposit intangible, net	(160,008)	(153,608)	(155,193)	(141,624)	(6,400)	(4,815)	(18,384)
Tangible stockholders’ equity	$987,771	971,051	921,457	933,184	16,720	66,314	54,587

Stockholders’ equity to total assets	12.32%	12.23%	11.85%	12.26%
Tangible stockholders’ equity to total tangible assets	10.79%	10.73%	10.31%	10.82%
Book value per common share	$15.00	14.76	14.15	14.23	0.24	0.85	0.77
Tangible book value per common share	$12.91	12.75	12.11	12.35	0.16	0.80	0.56

Tangible stockholders’ equity of $988 million at September 30, 2016 increased $16.7 million, or 2 percent, from the prior quarter primarily from earnings retention and $10.5 million of Company stock issued in connection with the TSB acquisition, both of which more than offset the decrease in accumulated other comprehensive income and the increase in intangibles from the acquisition of TSB. Tangible stockholders’ equity increased $54.6 million, or 6 percent, from a year ago, the result of earnings retention, an increase in accumulated other comprehensive income and $25.6 million of Company stock issued in connection with the TSB and Cañon acquisitions; such increases more than offset the increase in goodwill and other intangibles from the acquisitions. Tangible book value per common share at quarter end increased $0.16 per share from the prior quarter and increased $0.56 per share from the prior year third quarter and was principally due to earnings retention.

Cash Dividend
On September 28, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend was payable October 20, 2016 to shareholders of record October 11, 2016. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2016
Compared to June 30, 2016, March 31, 2016 and September 30, 2015

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Sep 30, 2015	Jun 30, 2016	Mar 31, 2016	Sep 30, 2015
Net interest income
Interest income	$85,944	86,069	84,381	80,367	(125)	1,563	5,577
Interest expense	7,318	7,424	7,675	7,309	(106)	(357)	9
Total net interest income	78,626	78,645	76,706	73,058	(19)	1,920	5,568
Non-interest income
Service charges and other fees	16,307	15,772	14,681	15,357	535	1,626	950
Miscellaneous loan fees and charges	1,195	1,163	1,021	1,055	32	174	140
Gain on sale of loans	9,592	8,257	5,992	7,326	1,335	3,600	2,266
(Loss) gain on sale of investments	(594)	(220)	108	(31)	(374)	(702)	(563)
Other income	1,793	1,787	2,450	2,092	6	(657)	(299)
Total non-interest income	28,293	26,759	24,252	25,799	1,534	4,041	2,494
	$106,919	105,404	100,958	98,857	1,515	5,961	8,062
Net interest margin (tax-equivalent)	4.00%	4.06%	4.01%	3.96%

Net Interest Income
In the current quarter, interest income of $85.9 million decreased $125 thousand, or 15 basis points, from the prior quarter and was primarily driven by the decrease in interest income from investment securities. As a result of loan growth, commercial loan interest income increased $692 thousand, or 1 percent, during the current quarter and residential real estate loan income increased $414 thousand, or 5 percent, during the current quarter. Current quarter interest income increased $5.6 million, or 7 percent, over the prior year third quarter because of increases in interest income on commercial loans which increased $5.6 million, or 13 percent. As a result of the decreased investment portfolio, the investment income decreased during the current quarter by $1.2 million and decreased $610 thousand compared to the prior year third quarter.

The current quarter interest expense of $7.3 million decreased $106 thousand, or 1 percent, from the prior quarter and increased $9 thousand from the prior year third quarter. The total cost of funding (including non-interest bearing deposits) for the current quarter was 37 basis points compared to 38 basis points for the prior quarter and 39 basis points in the prior year third quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.00 percent compared to 4.06 percent in the prior quarter. During the current quarter, the earning asset yield decreased by 8 basis points and was primarily driven by a 4 basis point decrease from the recovery of interest on loans previously placed on non-accrual and a 4 basis point decrease in discount accretion associated with the fair value of previously acquired loans. The Company’s current quarter net interest margin increased 4 basis points from the prior year third quarter net interest margin of 3.96 percent. The increase was driven by the shift in earning assets from the lower yielding investment securities to higher yielding loans and lower funding cost. “During the quarter, the bank divisions achieved excellent growth in their non-interest bearing deposits,” said Ron Copher, Chief Financial Officer. “The continuing shift in earning assets from investment securities to the higher yielding loan portfolio has benefited the Company.”

Non-interest Income
Non-interest income for the current quarter totaled $28.3 million, an increase of $1.5 million, or 6 percent, from the prior quarter and an increase of $2.5 million, or 10 percent, over the same quarter last year. Service fee income of $16.3 million, increased $535 thousand, or 3 percent, from the prior quarter. Service fee income for the current quarter increased by $950 thousand, or 6 percent, from the prior year third quarter because of the increased number of deposit accounts. Gain on sale of residential loans for the current quarter increased $1.3 million, or 16 percent, from the prior quarter due to the third quarter traditionally experiencing stronger mortgage loan originations. Gain on sale of residential loans for the current quarter increased $2.3 million, or 31 percent, from the prior year third quarter as a result of the housing market continuing to strengthen during the current year coupled with the low interest rate environment. Included in other income was operating revenue of $34 thousand from other real estate owned (“OREO”) and a gain of $134 thousand from the sale of OREO, a combined total of $168 thousand for the current quarter compared to $182 thousand for the prior quarter and $129 thousand for the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Mar 31, 2016	Sep 30, 2015	Jun 30, 2016	Mar 31, 2016	Sep 30, 2015
Compensation and employee benefits	$38,370	37,560	36,941	33,534	810	1,429	4,836
Occupancy and equipment	6,168	6,443	6,676	6,435	(275)	(508)	(267)
Advertising and promotions	2,098	2,085	2,125	2,459	13	(27)	(361)
Data processing	4,080	3,938	3,373	2,710	142	707	1,370
Other real estate owned	215	214	390	1,047	1	(175)	(832)
Regulatory assessments and insurance	1,158	1,066	1,508	1,478	92	(350)	(320)
Core deposit intangibles amortization	777	788	797	720	(11)	(20)	57
Other expenses	12,314	12,367	10,546	10,729	(53)	1,768	1,585
Total non-interest expense	$65,180	64,461	62,356	59,112	719	2,824	6,068

Compensation and employee benefits for the current quarter increased by $810 thousand, or 2 percent, from the prior quarter. Compensation and employee benefits for the current quarter increased by $4.8 million, or 14 percent, from the prior year third quarter due to the increased number of employees, including increases from the Cañon acquisition, and annual salary increases. Current quarter occupancy and equipment expense decreased $275 thousand, or 4 percent, from the prior quarter and decreased $267 thousand, or 4 percent, from the prior year third quarter. The current quarter data processing expense increased $142 thousand, or 4 percent, from the prior quarter. The current quarter data processing expense increased $1.4 million from the prior year third quarter; such increases primarily from expenses associated with CCP. The current quarter OREO expense of $215 thousand included $162 thousand of operating expense, $13 thousand of fair value write-downs, and $40 thousand of loss from the sales of OREO. Current quarter other expenses of $12.3 million remained stable in total compared to the prior quarter, however several areas experienced increases or decreases related to acquisitions, CCP, and expenses connected with equity investments in New Markets Tax Credit (“NMTC”) projects. Current quarter other expenses increased $1.6 million, or 15 percent, from the prior year third quarter and was primarily driven by increases from costs associated with CCP.

Efficiency Ratio
The current quarter efficiency ratio was 55.84 percent, a 26 basis points decrease from the prior quarter efficiency ratio of 56.10 percent which was driven by the increase in gain on sale of residential loans which outpaced the increase in operating expenses. The current quarter efficiency ratio of 55.84 percent compared to 54.32 percent in the prior year third quarter. The 1.52 percent increase in the efficiency ratio was the result of additional costs associated with CCP and increased compensation expense, which was greater than the benefits experienced in net interest income and non-interest income.

Operating Results for Nine Months ended September 30, 2016
Compared to September 30, 2015

Income Summary

	Nine Months ended		$ Change	% Change
(Dollars in thousands)	September 30, 2016	September 30, 2015
Net interest income
Interest income	$256,394	$236,470	$19,924	8%
Interest expense	22,417	22,060	357	2%
Total net interest income	233,977	214,410	19,567	9%
Non-interest income
Service charges and other fees	46,760	43,868	2,892	7%
Miscellaneous loan fees and charges	3,379	3,354	25	1%
Gain on sale of loans	23,841	20,356	3,485	17%
Loss on sale of investments	(706)	(124)	(582)	469%
Other income	6,030	6,840	(810)	(12)%
Total non-interest income	79,304	74,294	5,010	7%
	$313,281	$288,704	$24,577	9%
Net interest margin (tax-equivalent)	4.02%	3.99%

Net Interest Income
Net interest income for the first nine months of the current year was $234 million, an increase of $19.6 million, or 9 percent, over the same period last year. Interest income for the first nine months of the current year increased $19.9 million, or 8 percent, from the prior year first nine months and was principally due to a $17.3 million increase in income from commercial loans. Additional increases included $1.4 million in interest income from investment securities and $1.4 million in interest income from residential loans.

Interest expense of $22.4 million for the first nine months of the current year increased $357 thousand, or 2 percent, over the the same period in the prior year. Deposit interest expense for the first nine months of the current year increased $1.7 million, or 14 percent, from the prior year first nine months and was driven by the increase in wholesale deposits and the additional interest expense for an interest rate swap with a notional $100 million that began its accrual period in December 2015. FHLB interest expense decreased $1.8 million, or 28 percent, which resulted from long-term advances maturing which were replaced by lower rate short-term advances. The total funding cost (including non-interest bearing deposits) for the first nine months of 2016 was 38 basis points compared to 40 basis points for the first nine months of 2015.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2016 was 4.02 percent, a 3 basis point increase from the net interest margin of 3.99 percent for the first nine months of 2015. The increase in the margin was primarily attributable to a shift in earning assets to higher yielding loans combined with a continued increase in low cost deposits.

Non-interest Income
Non-interest income of $79.3 million for the first nine months of 2016 increased $5.0 million, or 7 percent, over the same period last year. Service charges and other fees of $46.8 million for the first nine months of 2016 increased $2.9 million, or 7 percent, from the same period last year as a result of an increased number of deposit accounts and increases from recent acquisitions. The gain of $23.8 million on the sale of residential loans for the first nine months of 2016 increased $3.5 million, or 17 percent, from the first nine months of 2015 which was attributable to the stronger housing market and the low interest rate environment. Included in other income was operating revenue of $84 thousand from OREO and gains of $479 thousand from the sales of OREO, which totaled $563 thousand for the first nine months of 2016 compared to $869 thousand for the same period in the prior year.

Non-interest Expense Summary

	Nine Months ended		$ Change	% Change
(Dollars in thousands)	September 30, 2016	September 30, 2015
Compensation and employee benefits	$112,871	$98,507	$14,364	15%
Occupancy and equipment	19,287	18,927	360	2%
Advertising and promotions	6,308	6,626	(318)	(5)%
Data processing	11,391	8,232	3,159	38%
Other real estate owned	819	3,182	(2,363)	(74)%
Regulatory assessments and insurance	3,732	3,789	(57)	(2)%
Core deposit intangible amortization	2,362	2,206	156	7%
Other expenses	35,227	33,085	2,142	6%
Total non-interest expense	$191,997	$174,554	$17,443	10%

Compensation and employee benefits for the first nine months of 2016 increased $14.4 million, or 15 percent, from the same period due to the increased number of employees including from the acquired banks and annual salary increases. Occupancy and equipment expense of $19.3 million for the first nine months of 2016 increased $360 thousand, or 2 percent. Outsourced data processing expense increased $3.2 million, or 38 percent, from the prior year first nine months as a result of additional costs from CCP. OREO expense of $819 thousand in the first nine months of 2016 decreased $2.4 million, or 74 percent, from the first nine months of the prior year. OREO expense for the first nine months of 2016 included $443 thousand of operating expenses, $92 thousand of fair value write-downs, and $284 thousand of loss from the sales of OREO. Current year other expenses of $35.2 million increased $2.1 million, or 6 percent, from the prior year and was driven by increases from costs associated with CCP which were partially offset by decreases in expenses connected with the equity investments in NMTC projects.

Provision for Loan Losses
The provision for loan losses was $1.2 million for the first nine months of 2016, a decrease of $679 thousand, or 36 percent, from the same period in the prior year. Net recovery of loans during the first nine months of 2016 was $1.6 million compared to net charge-offs of $858 thousand from the first nine months of 2015.

Efficiency Ratio
The efficiency ratio was 56.15 percent for the first nine months of 2016 and 55.01 percent for the first nine months of 2015. Although there were increases in both net interest income and non-interest income, such increases were outpaced by the increases in CCP expenses and compensation expenses which contributed to the higher efficiency ratio in 2016.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•	the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;

•
changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;

•	legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business;

•	ability to complete pending or prospective future acquisitions, limit certain sources of revenue, or increase cost of operations;

•	costs or difficulties related to the completion and integration of acquisitions;

•	the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;

•	reduced demand for banking products and services;

•
the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;

•
consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•	dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;

•	potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks, fraud or system failures; and

•	the Company’s success in managing risks involved in the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 21, 2016. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 877-561-2748 and the conference ID is 91975601. To participate on the webcast, log on to: http://edge.media-server.com/m/p/hgo5vjek. If you are unable to participate during the live webcast, the call will be archived on our Web site, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 91975601 until November 4, 2016.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is a regional bank holding company providing commercial banking services in 88 communities in Montana, Idaho, Utah, Washington, Wyoming and Colorado. Glacier Bancorp, Inc. is headquartered in Kalispell, Montana, and  is the parent company for Glacier Bank, Kalispell and Bank divisions First Security Bank of Missoula; Valley Bank of Helena; Big Sky Western Bank, Bozeman; Western Security Bank, Billings; and First Bank of Montana, Lewistown, all operating in Montana; as well as Mountain West Bank, Coeur d’Alene operating in Idaho, Utah and Washington; Citizens Community Bank, Pocatello, operating in Idaho; 1st Bank, Evanston, operating in Wyoming and Utah;  First Bank of Wyoming, Powell and First State Bank, Wheatland, each operating in Wyoming; North Cascades Bank, Chelan, operating in Washington; and Bank of the San Juans, Durango, operating in Colorado.

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Assets
Cash on hand and in banks	$129,727	147,748	117,137	104,363
Federal funds sold	225	—	6,080	2,210
Interest bearing cash deposits	121,461	12,585	70,036	136,262
Cash and cash equivalents	251,413	160,333	193,253	242,835
Investment securities, available-for-sale	2,292,079	2,487,955	2,610,760	2,530,994
Investment securities, held-to-maturity	679,707	680,574	702,072	651,822
Total investment securities	2,971,786	3,168,529	3,312,832	3,182,816
Loans held for sale	71,069	74,140	56,514	40,456
Loans receivable	5,595,962	5,378,617	5,078,681	4,876,419
Allowance for loan and lease losses	(132,534)	(132,386)	(129,697)	(130,768)
Loans receivable, net	5,463,428	5,246,231	4,948,984	4,745,651
Premises and equipment, net	178,638	177,911	194,030	185,864
Other real estate owned	22,662	24,370	26,815	26,609
Accrued interest receivable	50,138	47,554	44,524	46,786
Deferred tax asset	51,757	46,488	58,475	55,095
Core deposit intangible, net	12,955	12,970	14,555	10,781
Goodwill	147,053	140,638	140,638	130,843
Non-marketable equity securities	20,103	24,791	27,495	24,905
Other assets	75,873	75,487	71,117	71,658
Total assets	$9,316,875	9,199,442	9,089,232	8,764,299
Liabilities
Non-interest bearing deposits	$2,098,747	1,907,026	1,918,310	1,893,723
Interest bearing deposits	5,210,572	5,181,790	5,026,698	4,779,456
Securities sold under agreements to repurchase	401,243	414,327	423,414	441,041
FHLB advances	211,833	328,832	394,131	329,299
Other borrowed funds	5,956	4,926	6,602	6,619
Subordinated debentures	125,956	125,920	125,848	125,812
Accrued interest payable	3,439	3,486	3,517	3,641
Other liabilities	111,350	108,476	114,062	109,900
Total liabilities	8,169,096	8,074,783	8,012,582	7,689,491
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	765	762	761	755
Paid-in capital	748,463	737,379	736,368	720,639
Retained earnings - substantially restricted	381,713	366,105	337,532	345,407
Accumulated other comprehensive income	16,838	20,413	1,989	8,007
Total stockholders’ equity	1,147,779	1,124,659	1,076,650	1,074,808
Total liabilities and stockholders’ equity	$9,316,875	9,199,442	9,089,232	8,764,299

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Nine Months ended
(Dollars in thousands, except per share data)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Interest Income
Investment securities	$21,827	23,037	22,437	68,747	67,355
Residential real estate loans	8,538	8,124	7,878	24,947	23,581
Commercial loans	47,694	47,002	42,137	139,199	121,857
Consumer and other loans	7,885	7,906	7,915	23,501	23,677
Total interest income	85,944	86,069	80,367	256,394	236,470
Interest Expense
Deposits	4,550	4,560	3,947	13,905	12,206
Securities sold under agreements to repurchase	289	275	261	882	734
Federal Home Loan Bank advances	1,527	1,665	2,273	4,844	6,685
Federal funds purchased and other borrowed funds	17	14	21	49	63
Subordinated debentures	935	910	807	2,737	2,372
Total interest expense	7,318	7,424	7,309	22,417	22,060
Net Interest Income	78,626	78,645	73,058	233,977	214,410
Provision for loan losses	626	—	826	1,194	1,873
Net interest income after provision for loan losses	78,000	78,645	72,232	232,783	212,537
Non-Interest Income
Service charges and other fees	16,307	15,772	15,357	46,760	43,868
Miscellaneous loan fees and charges	1,195	1,163	1,055	3,379	3,354
Gain on sale of loans	9,592	8,257	7,326	23,841	20,356
Loss on sale of investments	(594)	(220)	(31)	(706)	(124)
Other income	1,793	1,787	2,092	6,030	6,840
Total non-interest income	28,293	26,759	25,799	79,304	74,294
Non-Interest Expense
Compensation and employee benefits	38,370	37,560	33,534	112,871	98,507
Occupancy and equipment	6,168	6,443	6,435	19,287	18,927
Advertising and promotions	2,098	2,085	2,459	6,308	6,626
Data processing	4,080	3,938	2,710	11,391	8,232
Other real estate owned	215	214	1,047	819	3,182
Regulatory assessments and insurance	1,158	1,066	1,478	3,732	3,789
Core deposit intangibles amortization	777	788	720	2,362	2,206
Other expenses	12,314	12,367	10,729	35,227	33,085
Total non-interest expense	65,180	64,461	59,112	191,997	174,554
Income Before Income Taxes	41,113	40,943	38,919	120,090	112,277
Federal and state income tax expense	10,156	10,492	9,305	30,000	25,658
Net Income	$30,957	30,451	29,614	90,090	86,619

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2016			September 30, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$752,723	$8,538	4.54%	$679,037	$7,878	4.64%
Commercial loans [1]	4,092,627	48,817	4.75%	3,510,098	42,811	4.84%
Consumer and other loans	678,415	7,885	4.62%	639,155	7,915	4.91%
Total loans [2]	5,523,765	65,240	4.70%	4,828,290	58,604	4.82%
Tax-exempt investment securities [3]	1,311,616	18,764	5.72%	1,334,980	19,511	5.85%
Taxable investment securities [4]	1,774,209	9,813	2.21%	1,930,378	10,063	2.09%
Total earning assets	8,609,590	93,817	4.33%	8,093,648	88,178	4.32%
Goodwill and intangibles	155,347			142,031
Non-earning assets	398,463			384,452
Total assets	$9,163,400			$8,620,131
Liabilities
Non-interest bearing deposits	$1,973,648	$—	—%	$1,793,899	$—	—%
NOW and DDA accounts	1,501,944	244	0.06%	1,387,334	264	0.08%
Savings accounts	934,911	119	0.05%	763,430	90	0.05%
Money market deposit accounts	1,425,655	543	0.15%	1,349,244	514	0.15%
Certificate accounts	986,411	1,482	0.60%	1,125,276	1,657	0.58%
Wholesale deposits [5]	345,287	2,162	2.49%	190,724	1,422	2.96%
FHLB advances	259,216	1,527	2.30%	329,797	2,273	2.70%
Repurchase agreements and other borrowed funds	502,391	1,241	0.98%	512,807	1,089	0.84%
Total funding liabilities	7,929,463	7,318	0.37%	7,452,511	7,309	0.39%
Other liabilities	93,250			92,955
Total liabilities	8,022,713			7,545,466
Stockholders’ Equity
Common stock	762			755
Paid-in capital	741,072			720,325
Retained earnings	381,197			344,768
Accumulated other comprehensive income	17,656			8,817
Total stockholders’ equity	1,140,687			1,074,665
Total liabilities and stockholders’ equity	$9,163,400			$8,620,131
Net interest income (tax-equivalent)		$86,499			$80,869
Net interest spread (tax-equivalent)			3.96%			3.93%
Net interest margin (tax-equivalent)			4.00%			3.96%
__________

[1]	Includes tax effect of $1.1 million and $674 thousand on tax-exempt municipal loan and lease income for the three months ended September 30, 2016 and 2015, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $6.4 million and $6.8 million on tax-exempt investment securities income for the three months ended September 30, 2016 and 2015, respectively.

[4]	Includes tax effect of $352 thousand and $362 thousand on federal income tax credits for the three months ended September 30, 2016 and 2015, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2016			September 30, 2015
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$736,866	$24,947	4.51%	$673,084	$23,581	4.67%
Commercial loans [1]	3,915,503	142,108	4.85%	3,411,631	123,759	4.85%
Consumer and other loans	666,200	23,501	4.71%	625,726	23,677	5.06%
Total loans [2]	5,318,569	190,556	4.79%	4,710,441	171,017	4.85%
Tax-exempt investment securities [3]	1,337,511	57,420	5.72%	1,317,788	57,026	5.77%
Taxable investment securities [4]	1,895,871	31,961	2.25%	1,894,572	30,472	2.14%
Total earning assets	8,551,951	279,937	4.37%	7,922,801	258,515	4.36%
Goodwill and intangibles	154,708			141,851
Non-earning assets	393,290			385,216
Total assets	$9,099,949			$8,449,868
Liabilities
Non-interest bearing deposits	$1,897,176	$—	—%	$1,702,459	$—	—%
NOW and DDA accounts	1,487,413	808	0.07%	1,347,658	790	0.08%
Savings accounts	900,141	331	0.05%	740,905	263	0.05%
Money market deposit accounts	1,410,257	1,635	0.15%	1,330,212	1,544	0.16%
Certificate accounts	1,030,283	4,605	0.60%	1,147,820	5,284	0.62%
Wholesale deposits [5]	335,628	6,526	2.60%	208,640	4,325	2.77%
FHLB advances	319,808	4,844	1.99%	315,068	6,685	2.80%
Repurchase agreements and other borrowed funds	507,514	3,668	0.97%	504,787	3,169	0.84%
Total funding liabilities	7,888,220	22,417	0.38%	7,297,549	22,060	0.40%
Other liabilities	94,718			90,300
Total liabilities	7,982,938			7,387,849
Stockholders’ Equity
Common stock	762			754
Paid-in capital	738,126			717,424
Retained earnings	366,094			329,630
Accumulated other comprehensive income	12,029			14,211
Total stockholders’ equity	1,117,011			1,062,019
Total liabilities and stockholders’ equity	$9,099,949			$8,449,868
Net interest income (tax-equivalent)		$257,520			$236,455
Net interest spread (tax-equivalent)			3.99%			3.96%
Net interest margin (tax-equivalent)			4.02%			3.99%
__________

[1]	Includes tax effect of $2.9 million and $1.9 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2016 and 2015, respectively.

[2]	Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.

[3]	Includes tax effect of $19.6 million and $19.1 million on tax-exempt investment securities income for the nine months ended September 30, 2016 and 2015, respectively.

[4]	Includes tax effect of $1.1 million and $1.1 million on federal income tax credits for the nine months ended September 30, 2016 and 2015, respectively.

[5]	Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Custom and owner occupied construction	$82,935	$78,525	$75,094	$64,951	6%	10%	28%
Pre-sold and spec construction	66,812	59,530	50,288	46,921	12%	33%	42%
Total residential construction	149,747	138,055	125,382	111,872	8%	19%	34%
Land development	68,597	61,803	62,356	83,756	11%	10%	(18)%
Consumer land or lots	96,798	95,247	97,270	98,490	2%	—%	(2)%
Unimproved land	69,880	70,396	73,844	74,439	(1)%	(5)%	(6)%
Developed lots for operative builders	13,256	13,845	12,336	13,697	(4)%	7%	(3)%
Commercial lots	27,512	26,084	22,035	22,937	5%	25%	20%
Other construction	246,753	206,343	156,784	122,347	20%	57%	102%
Total land, lot, and other construction	522,796	473,718	424,625	415,666	10%	23%	26%
Owner occupied	963,063	927,237	938,625	885,736	4%	3%	9%
Non-owner occupied	890,981	835,272	774,192	739,057	7%	15%	21%
Total commercial real estate	1,854,044	1,762,509	1,712,817	1,624,793	5%	8%	14%
Commercial and industrial	697,598	705,011	649,553	619,688	(1)%	7%	13%
Agriculture	425,645	421,097	367,339	386,523	1%	16%	10%
1st lien	883,034	867,918	856,193	801,705	2%	3%	10%
Junior lien	61,788	64,248	65,383	67,351	(4)%	(5)%	(8)%
Total 1-4 family	944,822	932,166	921,576	869,056	1%	3%	9%
Multifamily residential	204,395	198,583	201,542	189,944	3%	1%	8%
Home equity lines of credit	399,446	388,939	372,039	359,605	3%	7%	11%
Other consumer	154,547	156,568	150,469	154,095	(1)%	3%	—%
Total consumer	553,993	545,507	522,508	513,700	2%	6%	8%
Other	313,991	276,111	209,853	185,633	14%	50%	69%
Total loans receivable, including loans held for sale	5,667,031	5,452,757	5,135,195	4,916,875	4%	10%	15%
Less loans held for sale [1]	(71,069)	(74,140)	(56,514)	(40,456)	(4)%	26%	76%
Total loans receivable	$5,595,962	$5,378,617	$5,078,681	$4,876,419	4%	10%	15%

_______
[1] Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2016	Sep 30, 2016
Custom and owner occupied construction	$375	390	1,016	1,048	375	—	—
Pre-sold and spec construction	250	—	—	—	250	—	—
Total residential construction	625	390	1,016	1,048	625	—	—
Land development	11,717	12,830	17,582	17,719	1,588	—	10,129
Consumer land or lots	2,196	1,656	2,250	2,430	766	—	1,430
Unimproved land	12,068	12,147	12,328	12,055	7,980	—	4,088
Developed lots for operative builders	175	176	488	492	—	—	175
Commercial lots	2,165	1,979	1,521	1,631	216	—	1,949
Other construction	—	—	4,236	4,244	—	—	—
Total land, lot and other construction	28,321	28,788	38,405	38,571	10,550	—	17,771
Owner occupied	19,970	10,503	10,952	12,719	18,190	—	1,780
Non-owner occupied	4,005	4,055	3,446	3,833	3,328	—	677
Total commercial real estate	23,975	14,558	14,398	16,552	21,518	—	2,457
Commercial and industrial	5,175	7,123	3,993	5,110	5,002	160	13
Agriculture	2,329	3,979	3,281	3,114	2,145	184	—
1st lien	9,333	11,332	10,691	11,953	6,267	817	2,249
Junior lien	1,335	1,489	668	660	1,160	35	140
Total 1-4 family	10,668	12,821	11,359	12,613	7,427	852	2,389
Multifamily residential	432	432	113	—	432	—	—
Home equity lines of credit	4,734	5,413	5,486	6,013	4,445	289	—
Other consumer	182	275	228	204	136	14	32
Total consumer	4,916	5,688	5,714	6,217	4,581	303	32
Other	1,800	1,802	1,800	1,800	—	1,800	—
Total	$78,241	75,581	80,079	85,025	52,280	3,299	22,662

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015
Custom and owner occupied construction	$65	$375	$462	$138	(83)%	(86)%	(53)%
Pre-sold and spec construction	—	304	181	144	(100)%	(100)%	(100)%
Total residential construction	65	679	643	282	(90)%	(90)%	(77)%
Land development	—	37	447	—	(100)%	(100)%	n/m
Consumer land or lots	130	676	166	266	(81)%	(22)%	(51)%
Unimproved land	857	879	774	304	(3)%	11%	182%
Developed lots for operative builders	—	166	—	—	(100)%	n/m	n/m
Other construction	7,125	—	337	—	n/m	2,014%	n/m
Total land, lot and other construction	8,112	1,758	1,724	570	361%	371%	1,323%
Owner occupied	586	2,975	2,760	2,497	(80)%	(79)%	(77)%
Non-owner occupied	5,830	5,364	923	5,529	9%	532%	5%
Total commercial real estate	6,416	8,339	3,683	8,026	(23)%	74%	(20)%
Commercial and industrial	4,038	4,956	1,968	2,774	(19)%	105%	46%
Agriculture	989	804	1,014	867	23%	(2)%	14%
1st lien	3,439	2,667	6,272	2,510	29%	(45)%	37%
Junior lien	977	1,251	1,077	228	(22)%	(9)%	329%
Total 1-4 family	4,416	3,918	7,349	2,738	13%	(40)%	61%
Multifamily Residential	—	—	662	114	n/m	(100)%	(100)%
Home equity lines of credit	2,383	2,253	1,046	1,599	6%	128%	49%
Other consumer	943	736	1,227	811	28%	(23)%	16%
Total consumer	3,326	2,989	2,273	2,410	11%	46%	38%
Other	22	36	97	41	(39)%	(77)%	(46)%
Total	$27,384	$23,479	$19,413	$17,822	17%	41%	54%

_______
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2016	Jun 30, 2016	Dec 31, 2015	Sep 30, 2015	Sep 30, 2016	Sep 30, 2016
Pre-sold and spec construction	$(39)	(37)	(53)	(34)	—	39
Land development	(2,372)	(2,342)	(288)	(293)	29	2,401
Consumer land or lots	(487)	(351)	66	(8)	25	512
Unimproved land	(114)	(46)	(325)	(152)	—	114
Developed lots for operative builders	(23)	(54)	(85)	(72)	15	38
Commercial lots	29	21	(26)	(5)	33	4
Other construction	—	—	(1)	(1)	—	—
Total land, lot and other construction	(2,967)	(2,772)	(659)	(531)	102	3,069
Owner occupied	(354)	(51)	247	249	32	386
Non-owner occupied	9	(3)	93	105	13	4
Total commercial real estate	(345)	(54)	340	354	45	390
Commercial and industrial	(643)	(112)	1,389	1,011	761	1,404
Agriculture	(29)	(1)	50	(8)	25	54
1st lien	132	245	834	(80)	327	195
Junior lien	(15)	(56)	(125)	(106)	137	152
Total 1-4 family	117	189	709	(186)	464	347
Multifamily residential	229	229	(318)	(318)	229	—
Home equity lines of credit	450	(25)	740	531	696	246
Other consumer	255	149	143	39	409	154
Total consumer	705	124	883	570	1,105	400
Other	1,329	313	(1)	—	2,601	1,272
Total	$(1,643)	(2,121)	2,340	858	5,332	6,975

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